Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Scorpius Holdings, Inc.

San Antonio, Texas

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Scorpius Holdings, Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has not generated significant revenue or positive cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

1

Accounting for the December 2024 Offering

As described in Note 10 to the Company’s consolidated financial statements, on December 6, 2024, the Company entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which it agreed to issue, in a private placement offering (the “December 2024 Offering”), 9% senior secured convertible notes (the “December 2024 Secured Convertible Notes”) in the aggregate principal amount of $13,388,889.The Company received net proceeds from the December 2024 Offering of approximately $3.0 million, net of $8.5 million that it agreed to use to repurchase prefunded warrants issued in August 2024 held by the institutional investors (the “August 2024 PFWs”), and approximately $225,000 to redeem a previously issued non-convertible promissory note (“the November 2024 Note”), including all principal and accrued interest.

We identified the accounting for the December 2024 Offering as a critical audit matter. Significant judgment is required by management when assessing the application of the technical accounting guidance in determining whether the December 2024 Secured Convertible Notes, including the settlement of the August 2024 PFWs and the November 2024 Note, should be accounted for as a modification or extinguishment. Auditing this transaction involved especially challenging and complex auditor judgment due to the nature and extent of audit effort required to address this matter, including the use of firm personnel with expertise in relevant technical accounting guidance and specialists with skill and knowledge in valuation.

The primary procedures we performed to address this critical audit matter included:

•	Reading the terms of all relevant documents supporting the accounting conclusion and assessing the relevant accounting treatment related to the settlement of the December 2024 Offering.

•	Utilizing firm personnel with expertise in relevant technical accounting guidance to assist in evaluating the appropriateness of the Company’s application of the accounting guidance in determining whether the December 2024 Secured Convertible Notes, including the settlement of the August 2024 PFWs and the November 2024 Note, should be accounted for as a modification or extinguishment.

•	Utilizing specialists with skill and knowledge in valuation to assist with the fair value calculation of the December 2024 Secured Convertible Notes.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2012.

Raleigh, North Carolina

April 30, 2025

2

SCORPIUS HOLDINGS, INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
Current Assets
Cash and cash equivalents	$1,027,997	$184,925
Short-term investments	135,143	2,206,555
Accounts receivable	143,469	375,192
Prepaid expenses and other current assets	1,755,658	817,029
Inventory	198,688	909,158
Contingent consideration receivable, related party	–	268,000
Total Current Assets	3,260,955	4,760,859

Long Term Assets
Property and equipment, net	12,315,460	17,587,337
Operating lease right-of-use asset	4,803,361	6,041,439
Finance lease right-of-use asset	17,223,359	20,473,742
Other assets	203,135	203,135
Deposits	271,449	251,115
Related party receivable	1,100,000	–
Contingent earn-out receivable, related party	–	1,720,000
Total Assets	$39,177,719	$51,037,627

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$3,227,313	$4,109,947
Deferred revenue, current portion	1,466,094	2,359,441
Operating lease liability, current portion	474,972	524,208
Finance lease liability, current portion	945,058	904,681
Accrued expenses and other liabilities	2,160,258	2,201,861
Convertible promissory notes payable, related party	16,015,400	–
Total Current Liabilities	24,289,095	10,100,138

Long Term Liabilities
Deferred revenue, net of current portion	–	30,000
Operating lease liability, net of current portion	3,036,157	3,597,014
Finance lease liability, net of current portion	8,076,989	9,016,140
Warrants	2,098,000	–
Total Liabilities	37,500,241	22,743,292

Commitments and Contingencies (Notes 2, 10, 11, and 15)

Stockholders’ Equity
Common stock, $0.0002 par value; 250,000,000 shares authorized, 5,083,268 and 130,979 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,017	26
Additional paid-in capital	293,253,163	285,718,456
Accumulated deficit	(287,178,670)	(254,370,827)
Accumulated other comprehensive income	224,110	48,877
Total Stockholders’ Equity	6,299,620	31,396,532
Non-Controlling Interest	(4,622,142)	(3,102,197)
Total Stockholders’ Equity	1,677,478	28,294,335

Total Liabilities and Stockholders’ Equity	$39,177,719	$51,037,627

See Notes to Consolidated Financial Statements

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SCORPIUS HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Loss

	For the Year Ended
	December 31,
	2024	2023
Revenue	$6,243,022	$6,994,838

Operating expenses:
Cost of revenues	3,196,245	2,736,998
Research and development	14,326,918	20,119,791
Selling, general and administrative	21,570,874	26,170,221
Loss on impairment of long-lived assets	1,939,246	–
Change in fair value of contingent earn-out receivable, related party	(1,190,000)	–
Total operating expenses	39,843,283	49,027,010

Operating loss	(33,600,261)	(42,032,172)

Interest income	22,230	457,189
Interest expense	(953,173)	(776,838)
Unrealized gain on short-term investments	999	123,044
Change in fair value of related party receivable	(330,000)	–
Change in fair value of convertible promissory notes, related party	280,950	–
Change in fair value of non-convertible promissory notes, related party	(19,000)	–
Change in fair value of warrant liability	469,800	–
Loss on debt extinguishment	(560,000)	–
Other income	1,107,501	–
Other expense	(746,834)	(104,822)
Total non-operating expense	(727,527)	(301,427)

Net loss from continuing operations before income taxes	(34,327,788)	(42,333,599)
Income tax benefit from continuing operations	–	571,120
Net loss from continuing operations	(34,327,788)	(41,762,479)
Net loss from discontinued operations before income taxes	–	(5,005,518)
Income tax expense from discontinued operations	–	(65,189)
Net loss from discontinued operations	–	(5,070,707)
Net loss	(34,327,788)	(46,833,186)
Net loss - non-controlling interest	(1,519,945)	(1,616,018)
Net loss attributable to Scorpius Holdings, Inc.	$(32,807,843)	$(45,217,168)

Weighted-average common shares outstanding, basic and diluted (Notes 12 and 16)	2,515,742	130,120

Net loss per share, basic and diluted - continuing operations	$(13.04)	$(308.53)
Net loss per share, basic and diluted - discontinued operations	–	(38.97)
Net loss per common share attributable to Scorpius Holdings, Inc., basic and diluted	$(13.04)	$(347.50)

Comprehensive loss
Net loss	$(34,327,788)	$(46,833,186)
Unrealized gain (loss) on foreign currency translation	175,233	(3,047)
Total comprehensive loss	(34,152,555)	(46,836,233)
Comprehensive loss attributable to non-controlling interest	(1,519,945)	(1,616,018)
Comprehensive loss - Scorpius Holdings, Inc.	$(32,632,610)	$(45,220,215)

See Notes to Consolidated Financial Statements

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SCORPIUS HOLDINGS, INC.

Consolidated Statements of Stockholders’ Equity

				Accumulated
	Common	Additional	Accumulated	Other Comprehensive	Non-Controlling	Total Stockholders’
	Stock	Paid-in Capital	Deficit	Income	Interest	Equity
Balance at December 31, 2022	$26	$283,024,556	$(209,153,659)	$51,924	$(1,486,179)	$72,436,668
ATM raise	–	46,142	–	–	–	46,142
Common Stock Issuance ESPP	–	19,482	–	–	–	19,482
Stock based compensation	–	2,628,276	–	–	–	2,628,276
Other comprehensive loss	–	–	–	(3,047)	–	(3,047)
Net loss	–	–	(45,217,168)	–	(1,616,018)	(46,833,186)
Balance at December 31, 2023	26	285,718,456	(254,370,827)	48,877	(3,102,197)	28,294,335
ATM raise	–	8,053	–	–	–	8,053
Issuance of common stock from public offering, net of issuance costs	527	19,786,363	–	–	–	19,786,890
Cash-in-lieu of fractional shares from reverse split	–	(4,582)	–	–	–	(4,582)
Exercise of warrants	464	177,928	–	–	–	178,392
December 2024 Offering	–	(13,479,677)	–	–	–	(13,479,677)
Common Stock Issuance ESPP	–	12,904	–	–	–	12,904
Stock based compensation	–	1,033,718	–	–	–	1,033,718
Other comprehensive income	–	–	–	175,233	–	175,233
Net loss	–	–	(32,807,843)	–	(1,519,945)	(34,327,788)
Balance at December 31, 2024	$1,017	$293,253,163	$(287,178,670)	$224,110	$(4,622,142)	$1,677,478

See Notes to Consolidated Financial Statements

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SCORPIUS HOLDINGS, INC.

Consolidated Statements of Cash Flows

	For the Year Ended
	December 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(34,327,788)	$(46,833,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,154,149	6,474,256
Noncash lease expense	351,226	514,665
Stock-based compensation	1,033,718	2,628,276
Unrealized gain on short-term investments	(999)	(123,019)
Loss on disposal of equipment	563,865	–
Loss on extinguishment	560,000	–
Loss on impairment of long-lived assets	1,939,246	–
Change in fair value of related party receivable	330,000	–
Change in fair value of contingent earn-out receivable, related party	(1,190,000)	–
Change in fair value of convertible promissory notes, related party	(280,950)	–
Change in fair value of non-convertible promissory notes, related party	19,000	–
Change in fair value of warrant liability	(469,800)	–
Change in fair value of contingent consideration	–	(107,355)
Payment of contingent consideration	–	(1,073,145)
Goodwill impairment loss	–	3,873,079
Intangible asset impairment loss	–	2,277,921
Amortization of intangible asset	–	1,091,250
Gain on sale of discontinued operations	–	(1,467,451)
Deferred tax liability	–	(571,120)
(Increase) decrease in:
Accounts receivable	232,911	(293,698)
Prepaid expenses and other current assets	(763,560)	2,731,454
Inventory	710,470	(909,158)
Other assets	–	(368,124)
Right-of-use assets	–	(277,807)
Deposits	(20,334)	42,439
Grant receivable	–	1,524,522
Income tax receivable	–	600,877
Increase (decrease) in:
Accounts payable	(882,427)	(116,908)
Deferred revenue	(923,347)	771,133
Accrued expenses and other liabilities	(42,021)	(1,921,496)
Net Cash Used In Operating Activities	(26,006,641)	(31,532,595)

Cash Flows from Investing Activities
Purchase of short-term investments	(935,639)	(483,497)
Proceeds from sale of short-term investments	3,008,050	34,237,270
Purchases of property and equipment	(875,155)	(1,985,557)
Proceeds from disposal of property and equipment	16,914	220,802
Proceeds from sale of Elusys Therapeutics	–	247,577
Net Cash Provided by Investing Activities	1,214,170	32,236,595

Cash Flows from Financing Activities
Proceeds from December 2024 Offering	3,324,723	–
Repayments of principal under finance lease	(898,774)	(2,583,583)
Proceeds from issuance of common stock	22,006,353	65,624
Stock issuance costs	(2,219,463)	–
Proceeds from issuance of convertible promissory note, related party	2,253,750	–
Proceeds from issuance of non-convertible promissory notes, related party	975,000	–
Proceeds from issuance of common stock through at-the-market	8,053	–
Proceeds from issuance of common stock upon exercise of warrants	178,392	–
Proceeds from issuance of common stock under ESPP	12,904	–
Payment of contingent consideration	–	(6,434,115)
Cash paid for fractional shares in connection with reverse stock split	(4,582)	–
Net Cash Provided by (Used In) Financing Activities	25,636,356	(8,952,074)

Effect of exchange rate changes on cash and cash equivalents	(813)	(1,555)

Net Increase (Decrease) in Cash and Cash Equivalents	843,072	(8,249,629)

Cash and Cash Equivalents – Beginning of the Period	184,925	8,434,554

Cash and Cash Equivalents – End of the Period	$1,027,997	$184,925

(Continued)

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SCORPIUS HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Continued)

	For the Year Ended
	December 31,
	2024	2023
Supplemental Disclosure for Cash Flow Information:
Right-of-use assets surrendered upon operating lease modifications	$(91,890)	$–
Right-of-use assets obtained upon operating lease commencements	$–	$895,578
Right-of-use assets obtained upon operating lease modifications	$–	$87,839
Right-of-use assets surrendered upon finance lease modifications	$–	$(3,092,408)
Right-of-use assets obtained upon finance lease commencements	$–	$9,983,504
Right-of-use assets obtained upon finance lease modifications	$–	$70,033
Supplemental disclosure of non-cash investing and financing activities:
Reclassification of contingent earn-out receivable, related party to related party receivable	$1,430,000	$–

See Notes to Consolidated Financial Statements

7

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.        Organization

Scorpius Holdings, Inc. (the “Company”) is a contract development and manufacturing organization (“CDMO”) that provides a comprehensive range of services from process development to Current Good Manufacturing Practices (“CGMP”) clinical and commercial manufacturing of biologics for the biotechnology and biopharmaceutical industries through its Scorpius Biomanufacturing, Inc. (“Scorpius Bio”) subsidiary. Its services include clinical and commercial drug substance manufacturing, release and stability testing and a variety of process development services, including upstream and downstream development and optimization, analytical method development, cell line development, testing and characterization. The lead facility in San Antonio, TX commenced operations in September 2022.

During 2023, the Company’s priorities shifted to biomanufacturing capabilities, resulting in a refocusing of resources towards biomanufacturing efforts and away from research and biodefense efforts as well as divestment of clinical stage oncology assets including HS-110 and PTX-35. The Company intends to continue discovery efforts of its subsidiary, Skunkworx, if it has sufficient resources.

Effective February 6, 2024, NightHawk Biologics, Inc. changed its name to Scorpius Holdings, Inc. by filing a Certificate of Amendment (the “Certificate of Amendment”) to its Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

2.        Discontinued Operations

On December 27, 2023, the Company completed the sale of all of its assets and equity interest in Elusys Therapeutics, Inc. (“Elusys Therapeutics”) to Elusys Holdings, a company controlled by the Company’s Chairman, Chief Executive Officer, and President, Jeffrey Wolf for approximately $2.5 million before working capital, escrow adjustments and transaction expenses. Total consideration included $0.5 million of cash received at closing, $0.3 million related to consideration from a one-year convertible note, and fair value of $1.7 million in future payments from Elusys Holdings upon the achievement by Elusys Therapeutics of certain financial goals. The gain on the transaction was approximately $1.5 million.

The Company has separately reported the financial results of Elusys Therapeutics as discontinued operations in its consolidated statements of operations and comprehensive loss for the year ended December 31, 2023.

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SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The results of operations from discontinued operations for the year ended December 31, 2023 have been reflected in the consolidated statement of operations and consist of the following:

2023
Revenue	$6,699,200

Operating expenses:
Cost of revenues	2,163,723
Research and development	2,549,959
Selling, general and administrative	1,346,565
Amortization of intangible assets	1,091,250
Change in fair value of contingent consideration
Goodwill impairment loss	3,873,079
Intangible asset impairment loss	2,277,921
Change in fair value of contingent consideration	(107,355)
Total operating expenses	13,195,142

Loss from operations	(6,495,942)

Gain on sale of discontinued operations	1,467,451
Interest income	55,991
Other expense, net	(33,018)
Total non-operating gain	1,490,424

Net loss from discontinued operations before income taxes	(5,005,518)
Income tax expense	(65,189)
Net loss from discontinued operations	$(5,070,707)

The cash flows related to discontinued operations have not been segregated and are included in the consolidated statements of cash flows. Total operating, investing and financing cash flows of discontinued operations for the year ended December 31, 2023 are comprised of the following:

2023
Total net cash used in operating activities from discontinued operations	$(5,032,271)
Total net cash provided by investing activities from discontinued operations	$41,854

Derecognition and Gain from Disposal of Discontinued Operations

As a result of the Divestiture Agreement entered into with Elusys Holdings, the Company ceased to have a financial interest in Elusys Therapeutics as of December 27, 2023. Because the Company was selling all of its equity interest in Elusys Therapeutics, a wholly owned subsidiary that met the definition of a business, the Company applied the deconsolidation guidance under Accounting Standards Codification (“ASC”) Subtopic 810-10-40 Consolidation – Derecognition. The derecognition of Elusys Therapeutics required the recognition of a gain or loss measured as the difference of fair value of consideration received less the Company’s carrying value of Elusys Therapeutics.

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SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Pursuant to the Divestiture Agreement, Elusys Holdings paid the Company $500,000 on December 11, 2023. Elusys Holdings was further obligated to remit on an annual basis a royalty fee equal to 3% of gross revenue received by Elusys Holdings or any of its affiliates or their respective successors or licensees from all sales of the anthrax antitoxin known as ANTHIM® during the period commencing on January 1, 2024 and ending on June 30, 2031; provided that, if as of December 31, 2028, the Company has not received an aggregate of $5,000,000 in such royalty fees, Elusys Holdings would have been obligated to pay to the Company no later than March 1, 2029 a cash payment equal to the difference between the aggregate amount of such royalty fees received by the Company and $5,000,000. As further described in Note 3, recognized amounts related to these royalty fees were presented in the consolidated balance sheets as contingent earn-out receivable, related party at December 31, 2023, and were reclassified to related party receivable during 2024.

Pursuant to the Agreement, at the December 27, 2023 closing of the Divestiture Transaction (the “Divestiture Closing”), Elusys Holdings assumed certain specified liabilities and manufacturing commitments relating to Elusys Therapeutics’ business, which at the time of the Divestiture were estimated at $51.4 million. The assumed liabilities and manufacturing commitments include all amounts owed to the former owners of Elusys Therapeutics under that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among us, Heat Acquisition Sub 1, Inc., Elusys Therapeutics and Fortis Advisors LLC, in its capacity as “Stockholders’ Representative,” which provides that the Company will remain liable if Elusys Holdings fails to satisfy its obligations to pay merger consideration under the Merger Agreement. As of December 31, 2024, all merger consideration payments have been made.

Also in connection with the transaction, the Company entered into a Shared Services Agreement with Elusys Holdings setting forth the terms that certain services or functions that the Company had historically provided to Elusys Therapeutics would continue to be provided on a transitional basis. Shared services will include various administrative, accounting, billing, cash management and banking and budgeting services and other support services. The fee for services performed by the Company’s employees is based upon an allocation of time spent providing such services applied to their base salary. Third party costs, if any, are passed through to Elusys Holdings without mark-up. Elusys Holdings is also responsible for general and administrative expenses incurred by the Company attributable to operations of both Elusys Holdings and the Company. Shared service fees were $191,586 and $-0- for the years ended December 31, 2024 and 2023, respectively, and have been reflected as reductions to the corresponding amounts in the consolidated statements of operations and comprehensive loss. As of December 31, 2024, all shared service fees have been received.

The fair value of consideration received is shown in the following table:

2023
Upfront cash consideration	$500,000

Estimated fair value of 3% ANTHIM earnout	1,720,000
Estimated fair value of contingent consideration receivable, related party	268,000
Total fair value of contingent consideration receivable, related party	1,988,000

Total fair value of consideration received	$2,488,000

See Note 5 for additional information on fair value assumptions. The book value of the assets and liabilities derecognized on December 27, 2023 in connection with the sale were as follows:

2023
Cash	$252,423
Prepaid expenses and deposits	30,228
Intangibles and other long-term assets	6,728,109
Accounts payable	(197,082)
Accrued expenses and other liabilities	(1,183,129)
Contingent royalty earnout liability	(4,610,000)
Net book value of assets and liabilities sold	$1,020,549

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SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

After recording the fair value of consideration and derecognition of assets and liabilities, the Company recorded a gain from disposal of discontinued operations in the amount of $1,467,451 as follows:

2023
Total fair value of consideration received and receivable	$2,488,000
Less: net book value of assets and liabilities sold	(1,020,549)
Gain from disposal of discontinued operations	$1,467,451

3.        Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries (collectively, the “Company” or “Scorpius”), Pelican Therapeutics, Inc. (“Pelican”), Heat Biologics I, Inc. (“Heat I”), Heat Biologics III, Inc. (“Heat III”), Heat Biologics IV, Inc. (“Heat IV”), Heat Biologics GmbH, Heat Biologics Australia Pty Ltd., Zolovax, Inc., Skunkworx Bio, Inc., Scorpius Biomanufacturing, Inc., Blackhawk Bio, Inc., and Abacus Biotech, Inc. The functional currency of the entities located outside the United States of America (the foreign entities) is the applicable local currency of the foreign entities. Assets and liabilities of the foreign entities are translated at period-end exchange rates. Statement of operations accounts are translated at the average exchange rate during the period. The effects of foreign currency translation adjustments are included in other comprehensive loss, which is a component of accumulated other comprehensive loss in stockholders’ equity. All significant intercompany accounts and transactions have been eliminated in consolidation. The December 31, 2024 and 2023 year-end financials include an 85% controlling interest in Pelican and a 94% controlling interest in Scorpius Biomanufacturing, Inc. The Company accounts for its less than 100% interest in the consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Accordingly, the Company presents non-controlling interest as a component of stockholders’ equity on its consolidated balance sheets and reports non-controlling interest net loss under the heading “net loss – non-controlling interest” in the consolidated statements of operations and comprehensive loss.

The accompanying consolidated financial statements have been derived from the accounting records of the Company and its consolidated subsidiaries. All significant intercompany balances have been eliminated in the consolidated financial statements. The consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the accounting rules and regulations of the United States Securities and Exchange Commission (“SEC”).

On July 17, 2024, the Company effected a 1-for-200 reverse stock split (the “Reverse Stock Split”) with resulting fractional shares paid in cash. Corresponding adjustments were also made to the number of shares of common stock issuable upon exercise or conversion of our convertible securities, outstanding equity awards, and warrants, as well as the applicable exercise prices. Unless otherwise noted, all share amounts and per share data in the consolidated financial statements have been retroactively adjusted to give effect to the Reverse Stock Split. Authorized shares and par value were unaffected by the Reverse Stock Split.

Going Concern Uncertainty

The Company has an accumulated deficit of $287.2 million as of December 31, 2024 and a net loss of approximately $34.3 million for the year ended December 31, 2024 and has not generated significant revenue or positive cash flows from operations. The Company expects to incur significant expenses and continued losses from operations for the foreseeable future. The Company expects significant expenses in connection with its ongoing activities, particularly as the Company ramps up operations of the biomanufacturing facility in San Antonio, TX. In addition, any new business ventures that the Company may engage in are likely to require commitments of capital. Accordingly, the Company will need to obtain substantial additional funding in connection with its planned operations. Adequate additional financing may not be available to the Company on acceptable terms, or at all. If the Company is unable to raise capital when needed or on attractive terms, it will be forced to delay, reduce or eliminate its research and development programs, any future commercialization efforts or the manufacturing services it plans to provide. To meet its capital needs, the Company intends to continue to consider multiple alternatives, including, but not limited to, additional equity financings such as sales of its common stock under at-the-market offerings, debt financings, equipment sale leasebacks, partnerships, grants, funding collaborations and other funding transactions, if any are available. Subsequent to December 31, 2024, the Company engaged a third party to assist in exploring strategic alternatives. As of December 31, 2024, the Company had approximately $1.2 million in cash and cash equivalents and short-term investments. The Company will need to generate significant revenues to achieve profitability, and it may never do so. Management has determined that there is substantial doubt about the Company’s ability to continue as a going concern within one year after the consolidated financial statements are issued.

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SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Risk and Uncertainties

The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, a small customer base with mostly short-term contracts, uncertainty of market acceptance of the Company’s service offerings, market competition from similar and larger sized CDMO companies, competitive pricing pressure, and dependence on key individuals and sole source suppliers.

The Company depends on third-party suppliers for key materials and services used in research and development, as well as manufacturing processes, and is subject to certain risks related to the loss of these third-party suppliers or their inability to supply adequate materials and services. If third-party suppliers do not supply raw materials on a timely basis, the Company’s manufacturing services may be delayed or canceled which would adversely impact its financial condition and results of operations. If the Company’s suppliers are non-compliant with the FDA’s quality system regulations or other applicable laws or regulations, the Company would be required to find alternative suppliers.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to, revenue recognition, useful lives of fixed assets, contingent earn-out receivable, related party, related party receivable, income taxes, warrants, stock-based compensation, right-of-use assets and lease liabilities, convertible promissory notes, related party, and estimates used in divestiture accounting. Actual results may differ from those estimates.

Discontinued Operations

In accordance with ASC Subtopic 205-20, Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity (“disposal group”) is required to be reported as discontinued operations if the disposal group represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the disposal group meets discontinued operations criteria. Assets and liabilities of a disposal group meeting discontinued operations treatment is presented separately as held-for-sale. At the same time, the results of all discontinued operations, less applicable income taxes, are reported as components of net loss separate from the net loss of continuing operations.

Segments

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. To date, the CODM has viewed the operations and managed the business as one segment. See Note 14.

Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities from the date of purchase of three months or less to be cash and cash equivalents.

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Short-term Investments

The Company’s short-term investments are equity securities and are carried at their fair value based on quoted market prices. Realized and unrealized gains and losses on equity securities are included in net earnings in the period earned or incurred.

Concentration of Credit Risk

At times, cash balances may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurable limits. The Company has never experienced any losses related to such balances and does not believe it is exposed to significant credit risk on cash and cash equivalents. As of December 31, 2024, one account balance was approximately $940,000, resulting in an uninsured balance of approximately $690,000. As of December 31, 2023, there were no cash amounts in excess of $250,000.

Accounts Receivable

Accounts receivable are primarily comprised of amounts owed to the Company for services and sales provided under its customer contracts and are recorded at the invoiced amount net of an allowance for credit losses, if necessary. The Company applies judgment in assessing the ultimate realization of its receivables and the Company estimates an allowance for credit losses based on various factors, such as the aging of its receivables, historical experience, and the financial condition of its customers.

Prepaid Expenses and Other Current Assets

The Company’s prepaid expenses and other current assets consist primarily of amounts paid in advance for manufacturing activities, software, contract assets, and insurance. Contract assets consist of unbilled receivables.

Inventory

Inventory consists of raw materials inventory and is valued at the lower of cost, determined by the first-in, first-out method, or net realizable value. The Company periodically reviews raw materials inventory for potential impairment, and if deemed necessary, adjusts inventory to its net realizable value based on the estimate of future use and reduce the carrying value of inventory. No impairment expense was recognized for the years ended December 31, 2024, or 2023.

Contingent Consideration Receivable, Related Party

Consideration paid or received as a result of a purchase or sale of a business may include potential future payments that are contingent upon the acquired business achieving certain milestones in the future (“contingent consideration”). Contingent consideration is measured at the estimated fair value as of the date of acquisition, with subsequent changes in fair value recorded in the consolidated statements of operations and comprehensive loss. Contingent consideration is measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones, the estimated timing of milestone achievement, and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Subsequent to the date of an acquisition, the Company reassesses the actual consideration earned and the probability-weighted future earn-out payments at each balance sheet date. Contingent consideration receivable, related party was $0.3 million as of December 31, 2023, representing the fair value of future proceeds from the off-market issuance on a convertible note. The balance was settled during 2024.

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Property and Equipment

Property and equipment are stated at cost and are capitalized. Depreciation is calculated using the straight-line method and is based on estimated useful lives of five years for lab equipment, three years for computer equipment, eight years for furniture and fixtures and vehicles, and the lesser of the useful life or life of the lease for leasehold improvements.

Goodwill and Intangible Assets

The Company classifies intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization and (3) goodwill. The Company determines the useful lives of definite-lived intangible assets after considering specific facts and circumstances related to each intangible asset. Factors the Company considers when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, and other economic facts; including competition and specific market conditions. Intangible assets that are deemed to have definite lives are amortized, primarily on a straight-line basis, over their estimated useful lives. Intangible assets that are deemed to have indefinite lives, including goodwill, are reviewed for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test for indefinite-lived intangibles, other than goodwill, consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount exceeds the fair value, an impairment charge is recognized in an amount equal to that excess. Indefinite-lived intangible assets, such as goodwill, are not amortized. The Company tests the carrying amounts of goodwill on an annual basis or when events or changes in circumstances indicate a potential impairment exists, using a fair value-based test. The Company records a goodwill impairment charge if a reporting unit’s carrying value exceeds its fair value.

In-process research and development (“IPR&D”) assets acquired in a business combination are considered to be indefinite-lived until the completion or abandonment of the associated research and development projects. IPR&D assets represent the fair value assigned to technologies that the Company acquires, which at the time of acquisition have not reached technological feasibility and have no alternative future use. During the period that the assets are considered indefinite-lived, they are tested for impairment on an annual basis, or more frequently if the Company becomes aware of any events occurring or changes in circumstances that indicate that the fair value of the IPR&D assets are less than their carrying amounts. If and when development is complete, which generally occurs upon regulatory approval and the ability to commercialize products associated with the IPR&D assets, these assets are then deemed definite-lived and are amortized based on their estimated useful lives at that point in time. If development is terminated or abandoned, the Company may have a full or partial impairment charge related to the IPR&D assets, calculated as the excess of the carrying value of the IPR&D assets over fair value. Refer to Note 2 “Discontinued Operations” and Note 8 “Goodwill and Intangible Assets” for additional information on impairment.

Other Assets

The balance consists of $0.2 million of land option agreements related to the location for a potential Kansas commercial CDMO facility.

Contingent Earn-Out Receivable, Related Party and Related Party Receivable

Contingent earn-out receivable, related party represented the estimate of fair value of royalty earnout payments related to consideration from the divestiture of Elusys Therapeutics. Contingent earn-out receivable, related party was measured at fair value using a probability-weighted income approach utilizing significant unobservable inputs including the probability of achieving each of the potential milestone and royalty payments and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated asset. The contingent earn-out receivable, related party was revalued at each reporting period and changes in fair value were recognized in the consolidated statements of operations and comprehensive loss.

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Effective as of July 30, 2024, the Company entered into a Note Cancellation and Amendment to Asset and Equity Interests Purchase Agreement (the “Note Amendment”) of that certain 1% non-convertible promissory note, dated May 1, 2024, in the principal amount of $750,000 (see Note 10), issued by the Company to Elusys Holdings and to the Asset and Equity Interests Purchase Agreement (the “Purchase Agreement”), dated as of December 11, 2023, by and between Elusys Holdings and the Company. Pursuant to the Note Amendment, the aforementioned promissory note for $750,000 was cancelled in exchange for an amendment to the Asset and Equity Interests Purchase Agreement which eliminates the payment of any royalty fees by Elusys Holdings to the Company and instead provides a cash payment to the Company of $2.5 million on or prior to December 31, 2028. Due to the Note Amendment changes to the payment provisions of the contingent earn-out receivable, related party, the contingent earn-out receivable, related party has been reclassified as related party receivable in the consolidated balance sheets at December 31, 2024. The related party receivable is measured at fair value using a discounted cash flow analysis utilizing significant unobservable inputs including the timing and amount of the expected payment and a market interest rate. Significant increases or decreases in either the expected payment amount or market interest rate or changes in the timing of expected payment would result in a significantly higher or lower fair value of the asset. The related party receivable is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

Leases

The Company leases office space and certain equipment under non-cancelable lease agreements. The Company applies the accounting guidance in ASC 842, Leases. As such, the Company assesses all arrangements that convey the right to control the use of property, plant and equipment at inception to determine if it is, or contains, a lease based on the unique facts and circumstances present in that arrangement. For those leases identified, the Company determines the lease classification, recognition, and measurement at the lease commencement date. For arrangements that contain a lease the Company: (i) identifies lease and non-lease components; (ii) determines the consideration in the contract; (iii) determines whether the lease is an operating or financing lease; and (iv) recognizes lease Right of Use (“ROU”) assets and corresponding lease liabilities. Lease liabilities are recorded based on the present value of lease payments over the expected lease term. The corresponding ROU asset is measured from the initial lease liability, adjusted by (i) accrued or prepaid rents; (ii) remaining unamortized initial direct costs and lease incentives; and (iii) any impairments of the ROU asset. When a modification to a lease occurs, the lease liability and right-of-use asset is remeasured based on the remaining lease payments and incremental borrowing rate as of the effective date of the modification.

Fixed lease payments on operating leases are recognized over the expected term of the lease on a straight-line basis. Variable lease expenses that are not considered fixed are expensed as incurred. Fixed and variable lease expense on operating leases is recognized within operating expenses within the accompanying consolidated statements of operations and comprehensive loss.

The interest rate implicit in the Company’s lease contracts is typically not readily determinable and as such, the Company uses its incremental borrowing rate based on the information available at the lease commencement date, which represents an internally developed rate that would be incurred to borrow, on a collateralized basis, over a similar term, an amount equal to the lease payments in a similar economic environment.

The Company does not record leases with terms of 12 months or less on the Consolidated Balance Sheets, which are expensed as incurred.

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Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and ROU assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events that might cause impairment would include significant current period operating or cash flow losses associated with the use of a long-lived asset or group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative industry or economic trends. Recoverability of assets is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the assets. If impairment is determined to exist, the impairment loss is measured by the amount by which the carrying amount of the assets exceed their estimated fair value. During the year ended December 31, 2024, the Company identified its current period operating and cash flow losses as impairment indicators. In determining the assets and asset groups for impairment testing, the Company determined that certain assets, such as the ROU asset associated with the corporate headquarters, did not have cash flows independent of other assets and asset groups. Therefore, the Company assessed recoverability of an entity-wide asset group and considered the market capitalization at December 31, 2024 to be fair value when comparing to the carrying value of the entity-wide asset group. The Company thus recognized an impairment loss of $1.9 million for the year ended December 31, 2024. The impairment loss was allocated on a pro rata basis using the relative carrying amounts of the individual assets comprising property and equipment, net, operating lease right-of-use asset, and finance lease right-of-use-asset. Allocated amounts that would otherwise reduce the adjusted carrying value below fair value were instead reallocated to the other individual assets on a revised pro rata basis of those other assets. No impairment loss was recognized during the year ended December 31, 2023.

Convertible and Non-convertible Promissory Notes, Related Party

The Company accounts for its convertible and non-convertible promissory notes, related party under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, an election can be made at the inception of a financial instrument to measure the instrument at fair value (the “fair value option”) under ASC 825 as long as no part of the financial instrument is classified as a component of equity. The Company has determined all relevant criteria have been met and has made such election for its convertible promissory notes, related party because the election allows the Company to present a single liability, inclusive of embedded features which might otherwise require separate recognition. The election has been made for non-convertible promissory notes, related party, to provide consistency across all eligible financial instruments. As a result, these promissory notes are required to be recorded at their initial fair value on the date of issuance, and remeasured at each balance sheet date thereafter. Subsequent changes in their estimated fair value are recognized as a change in the fair value of the convertible and non-convertible promissory notes, related party, in the statements of operations and comprehensive income. The Company does not separately report interest attributable to financial instruments accounted for pursuant to the fair value option because such interest is included in the determination of fair value of those financial instruments and changes thereto. The change in fair value attributable to the change in the instrument-specific credit risk, if any, is presented separately in other comprehensive income. No such amounts were reported in other comprehensive income during 2024 or 2023.

Modifications of Debt Instruments

Modifications or exchanges of debt, which are not considered a troubled debt restructuring, are considered extinguishments if the terms of the new debt and the original instrument are substantially different. The instruments are considered substantially different when the present value of the cash flows under the terms of the new debt instrument are at least 10% different from the present value of the remaining cash flows under the terms of the original instrument. If the original and new debt instruments are substantially different, the original debt is derecognized and the new debt is initially recorded at fair value, with the difference recognized as an extinguishment gain or loss.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrants may require—outside the Company’s control—settlement through transferring assets, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and at the time of any modification while the warrants are outstanding. The December 2024 Common Warrrants have been recognized as liability-classified instruments at estimated fair value. All other warrants issued are indexed to the Company’s common stock as defined in ASC 815 and meet the equity classification criteria in accordance with ASC 815. Thus, all other warrants achieve equity classification at inception and were recorded within additional paid-in-capital on their issuance date.

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Deferred Revenue

Deferred revenue is generally comprised of CDMO customer deposits received in advance of the Company’s fulfillment of performance obligations and totaled $1.5 million and $2.4 million as of December 31, 2024 and 2023, respectively. Of the total deferred revenue as of December 31, 2023, $0.03 million related to advance license fees received from Shattuck Labs, Inc.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price using the most likely method based on historical experience as well as applicable information currently available. Shipping and handling costs associated with inbound freight are capitalized to inventories and relieved through cost of sales as inventories are sold.

Shipping and handling costs associated with the delivery of products are included in selling, general and administrative expenses in the Company’s consolidated statements of income.

Payment terms and conditions vary by contract type, although terms generally require payment within 30 to 60 days of the invoice date. In certain arrangements, the Company receives payment from a customer either before or after the performance obligation has been satisfied; however, its contracts do not contain a significant financing component. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing its services, not to receive financing from its customers or to provide customers with financing. The Company has applied the practical expedient in ASC 606 and excludes information about a) remaining performance obligations that are part of contracts having an original expected duration of one year or less and b) transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation or wholly unsatisfied promise to transfer a distinct good or service that is part of a single performance obligation.

CDMO Revenue

The Company provides a comprehensive range of biologics manufacturing services from process development to Current Good Manufacturing Practices (“CGMP”) clinical and commercial manufacturing of biologics for the biotechnology and biopharmaceutical industries. Process development and CGMP manufacturing comprise the majority of the Company’s CDMO revenue during 2024 and 2023. Process development revenue generally represents revenue from services associated with the custom development of a manufacturing process for a customer’s product. CGMP manufacturing revenue generally represents custom production of customer’s drug product originating from microbial fermentation or mammalian cell culture manufacturing batch processing.

CDMO customer contracts often, but not always, contain multiple services from the comprehensive range of services available. Each identified promise is evaluated to determine whether it meets the criteria to be distinct. A promise that is determined to be distinct is considered a performance obligation. Any promises not determined to be distinct are combined with one or more other promises and reevaluated until a combined group of promises meets the criteria to be distinct.

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The transaction price for services provided under the Company’s contracts reflects its best estimate of the amount of consideration to which it is entitled in exchange for providing goods and services to the Company’s customers. In determining the transaction price, the Company also considers the different sources of variable consideration including, but not limited to, discounts, credits, refunds, price concessions or other similar items. The Company has included in the transaction price some or all of an amount of variable consideration, utilizing the most likely method, only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The actual amount of consideration ultimately received may differ.

For contracts with multiple performance obligations, the Company allocates transaction price to each performance obligation identified in a contract on a relative standalone selling price basis. If observable standalone selling prices are not available, the Company estimates the applicable standalone selling price based on the expected cost plus margin approach.

Under a CDMO contract, the customer owns the product details and process, which has no alternative use. CDMO projects are customized to each customer to meet its specifications, and once material enters the production process, this is considered the point where the product is considered customized under ASC 606. Further, the customer retains control of its product as the product is being created or enhanced by the Company’s services and can make changes to its process or specifications upon request. Under CDMO contracts, the Company is entitled to consideration for progress to date that includes an element of profit margin. The Company recognizes CDMO revenue over time utilizing an input method by tracking the progress toward completion by measuring inputs to date relative to total estimated inputs needed to satisfy the performance obligation.

Grant Revenue

The Company recognizes revenue related to the Cancer Prevention and Research Institute of Texas (“CPRIT”) contract, which is being accounted for as a conditional non-exchange contribution.

The CPRIT grant covered the period from June 1, 2017 through May 31, 2023, for a total grant award of up to $15.2 million. CPRIT advances grant funds upon request by the Company consistent with the agreed upon amounts and schedules as provided in the contract. The first tranche of funding of $1.8 million was received in May 2017, a second tranche of funding of $6.5 million was received in October 2017, and the third tranche of funding of $5.4 million was received in December 2019. The remaining $1.5 million was received in April 2023. Grant revenue is recognized when qualifying costs are incurred. When grant funds are received after costs have been incurred, the Company records revenue and a corresponding grants receivable until grant funds are received. As of December 31, 2023, all $15.2 million has been recognized and received.

License Revenue

The Company had licensed certain provisional patent applications and know-how related to fusion proteins to treat cancer and other diseases that were not being developed by the Company. Shattuck Labs, Inc. (“Shattuck”) paid the Company an initial license fee of $0.05 million in June 2016 and was obligated to pay the Company fees upon its receipt of sublicensing income, achievement of certain milestones, and royalties upon sales of commercial products. In March 2023, the Company received a milestone payment of $0.1 million from Shattuck due to completion of a Phase 1A monotherapy dose escalation clinical trial of SL-172154. On January 29, 2024, the Company entered into a Patent Rights Sale and Assignment Agreement with Kopfkino IP, LLC (“Patent Agreement”) pursuant to which, in exchange for $1.0 million, the Company assigned its right, title, and interest in and under the exclusive license agreement it entered into with Shattuck.

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Geographic Concentration

The Company attributes revenue to the individual countries where the customer is headquartered. The Company derived approximately 100% of its revenues from the United States during 2024 and 2023.

Cost of revenues and selling, general and administrative expenses

Cost of revenues consists of production wages, material costs and overhead, and other costs related to the recognition of revenue. Selling, general and administrative expenses consist of salaries and related costs for administrators, public company costs, business development personnel as well as legal, patent-related expenses and consulting fees. Public company costs include compliance, auditing services, tax services, insurance and investor relations.

Research and Development

Research and development expenses relate to the Company’s investments in additions and improvements to its manufacturing process, process development, and costs associated with developmental products not yet approved by the FDA as well as costs associated with bringing developmental products into advanced phase clinical trials as incurred. These costs consist primarily of pre-manufacturing and manufacturing drug costs, clinical trial execution, investigator payments, license fees, salaries, stock-based compensation and related personnel costs. Other costs include fees paid to consultants and outside service providers related to the development of the Company’s product candidates and other expenses relating to the design, development, testing and enhancement of its product candidates.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements with employees and non-employee directors using a fair value method that requires the recognition of compensation expense for costs related to all stock-based payments, including stock options and restricted stock units. The fair value of restricted stock units is estimated based on the closing price of the Company’s stock on the date of grant, and for the purposes of expense recognition, the total new number of shares expected to vest is adjusted for forfeitures as they occur.

Stock-based compensation costs for stock options are based on the fair value of the underlying option calculated using the Black-Scholes-Merton option pricing model on the date of grant and are recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. Determining the appropriate fair value model and related assumptions requires judgment. The following weighted-average assumptions are used for stock options:

•	Volatility – The Company uses an average historical stock price volatility of its own data.
•	Expected life of options – The expected term represents the period that the Company’s stock option grants are expected to be outstanding. The Company elected to utilize the “simplified” method to estimate the expected term as the company does not have sufficient appropriate exercise data on which to base its estimate. Under this approach, the weighted-average expected life is presumed to be the average of the vesting term and the contractual term of the option.
•	Risk-free interest rate – The rate is based on U.S. Treasury interest rates at the time of the grant whose term is consistent with the expected life of the stock options.
•	Dividend yield – The expected dividend yield is considered to be 0% in the option pricing formula since the Company has not paid any dividends and has no plan to do so in the future.
•	Forfeitures – The Company’s policy is to account for forfeitures as they occur.

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Income Tax

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, operating loss carryforwards, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In accordance with ASC 740, Income Taxes, the Company reflects in the financial statements the benefit of positions taken in a previously filed tax return or expected to be taken in a future tax return only when it is considered ‘more-likely-than-not’ that the position taken will be sustained by a taxing authority. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company’s policy for recording interest and penalties relating to uncertain income tax positions is to record them as a component of income tax expense in the accompanying consolidated statements of operations.

Net Loss Attributable to Non-controlling Interests

The Company’s net loss attributable to non-controlling interests relates to the 15% ownership of Pelican and 6% ownership of Scorpius Biomanufacturing, Inc. that the Company does not own as of December 31, 2024 and 2023.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during each year. Fully diluted net loss per share is computed using the weighted average number of common shares and dilutive securities outstanding during each year. Dilutive securities having an anti-dilutive effect on diluted loss per share are excluded from the calculation. The Company considers shares issuable for little to no consideration that do not contain any conditions that must be satisfied for the holder to receive the shares to be outstanding common shares and included in the computation of basic net loss per share.

Impact of Recently Issued Accounting Standards

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which is intended to improve reportable segment disclosure requirements, primarily through additional disclosures about significant segment expenses, including for single reportable segment entities. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted ASU 2023-07 during the year ended December 31, 2024. See Note 14 for additional details.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires more detailed income tax disclosures. The guidance requires entities to disclose disaggregated information about their effective tax rate reconciliation as well as expanded information on income taxes paid by jurisdiction. The disclosure requirements will be applied on a prospective basis, with the option to apply them retrospectively. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the disclosure requirements related to the new standard.

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In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to provide more detailed information about specified categories of expenses (purchases of inventory, employee compensation, depreciation and amortization) included in certain expense captions presented on the face of the Company’s consolidated statements of operations and comprehensive loss. This new standard is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied either (1) prospectively to financial statements issued for periods after the effective date of this ASU or (2) retrospectively to all prior periods presented in the consolidated financial statements. The Company is currently assessing the impact ASU 2024-03 will have on its consolidated financial statements, including its footnote disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which is intended to improve the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20, Debt—Debt with Conversion and Other Options. The amendments in the update clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The amendments also make additional clarifications to assist stakeholders in applying the guidance, including a clarification that the induced conversion guidance applies to a convertible debt instrument that is not currently convertible as long as it had a substantive conversion feature as of both its issuance date and the date the inducement offer is accepted. The amendments in this update are effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for entities that have adopted the amendments of ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments may be applied on either a prospective or a retrospective basis. The Company is currently assessing the impact ASU 2024-04 will have on its consolidated financial statements, including its footnote disclosures.

4.        Short-Term Investments

Short-term investments consist of equity securities. The Company reports its securities at fair value as of December 31, 2024 and 2023, respectively. Unrealized gains on securities of $0.001 million and $0.1 million, respectively, are reported in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2024 and 2023. Short-term investments at December 31, 2024 and 2023 consisted of mutual funds with fair values of $0.1 million and $2.2 million, respectively.

5.        Fair Value of Financial Instruments

As a basis for determining the fair value of certain of the Company’s financial instruments, the Company utilizes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level I – Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level II – Observable inputs, other than Level I prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level III – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

21

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the entire fair value measurement requires management to make judgments and consider factors specific to the asset or liability. The Company’s cash equivalents are classified within Level I of the fair value hierarchy.

As of December 31, 2024 and 2023, the fair values of cash and cash equivalents, accounts payable, and accrued expenses approximated their carrying values because of the short-term nature of these assets or liabilities. The Company’s short-term investments consist of Level I securities which are comprised of highly liquid mutual funds. The estimated fair value of the short-term investments was based on quoted market prices. There were no transfers between fair value hierarchy levels during the years ended December 31, 2024 or 2023.

The fair value of financial instruments measured on a recurring basis is as follows:

	As of December 31, 2024
Description	Total	Level 1	Level 2	Level 3
Assets:
Short-term investments	$135,143	$135,143	$–	$–
Related party receivable	$1,100,000	$–	$–	$1,100,000
Liabilities:
Convertible promissory notes, related party	$16,015,400	$–	$–	$16,015,400
Warrant liability	$2,098,000	$–	$–	$2,098,000

	As of December 31, 2023
Description	Total	Level 1	Level 2	Level 3
Assets:
Short-term investments	$2,206,555	$2,206,555	$–	$–
Contingent consideration receivable, related party	$268,000	$–	$–	$268,000
Contingent earn-out receivable, related party	$1,720,000	$–	$–	$1,720,000

22

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The following tables summarize the change in fair value, as determined by Level 3 inputs, for all assets and liabilities using unobservable Level 3 inputs for the year ended December 31, 2024:

	Contingent	Contingent	Related
	Consideration Receivable,	Earn-out Receivable,	Party
	Related Party	Related Party	Receivable
Balance at December 31, 2022	$–	$–	$–
Sale of Elusys Therapeutics, Inc.	268,000	1,720,000	–
Balance at December 31, 2023	268,000	1,720,000	–
Settlement of contingent consideration receivable, related party, in connection with issuance of convertible promissory note, related party	(268,000)	–	–
Reclassification of contingent earn-out receivable, related party to related party receivable	–	(1,430,000)	1,430,000
Change in fair value	–	1,190,000	(330,000)
Loss on extinguishment of contingent earn-out receivable, related party	–	(1,480,000)	–
Balance at December 31, 2024	$–	$–	$1,100,000

	Elusys Contingent	Promissory Notes,	Warrant
	Consideration	Related Party	Liability
Balance at December 31, 2022 (in liabilities from discontinued operations)	$(12,224,614)	$–	$–
Payment of contingent consideration	7,507,260	–	–
Change in fair value	107,354	–	–
Divestiture of Elusys Therapeutics, Inc.	4,610,000	–	–
Balance at December 31, 2023	–	–	–
Issuance of convertible promissory note, related party	–	(1,985,750)	–
Issuance of non-convertible promissory notes, related party	–	(975,000)	–
Extinguishment of non-convertible promissory note, related party, in connection with December 2024 Offering	–	224,000	–
Issuance of convertible promissory notes, related party, with warrants in connection with December 2024 Offering	–	(14,460,600)	(2,567,800)
Change in fair value	–	261,950	469,800
Gain on extinguishment of debt	–	920,000	–
Balance at December 31, 2024	$–	$(16,015,400)	$(2,098,000)

As further described in Note 2, the $4.6 million of contingent consideration was derecognized in connection with the Divestiture of Elusys Therapeutics. The financial results of Elusys Therapeutics for the year ended December, 31, 2023, are presented as discontinued operations in the Company’s consolidated statements of operations and comprehensive loss.

Adjustments associated with changes in fair value are the result of changes to both observable and unobservable inputs used in the measurement of fair value, which are reassessed at each reporting period. The unobservable inputs are reflected in the table below.

23

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The following table presents quantitative information about the inputs and valuation methodologies used for the Company’s fair value measurements classified as Level 3 as of December 31, 2024 and December 31, 2023:

	As of December 31, 2024
	Valuation Methodology	Significant Input	Weighted Average (range, if applicable)
Related party receivable	Discounted Cash Flow Analysis	Timing of expected payment	2028
		Risk free interest rate	4.3%
		Option-adjusted spread (1)	18.4%
		Principal amount	$2.5 million

Convertible promissory note, related party	Discounted Cash Flow Analysis	Maturity term	8 months
(Restated Elusys Convertible Note)		Risk free interest rate	4.2%
		Option-adjusted spread (1)	18.6%
		Principal amount	$2.25 million

Convertible promissory note, related party	Monte Carlo Simulation Model	Risk free interest rate	4.3%
(December 2024 Secured Convertible Notes)		Credit spread (1)	18.6%
		Volatility of common stock (1)	85.0%
		Expected term	2.93 years

Warrant liability	Black-Scholes Option Pricing Model	Risk free interest rate	4.4%
		Volatility of common stock (1)	64.0%
		Expected term	4.93 years

	As of December 31, 2023
	Valuation Methodology	Significant Input	Weighted Average (range, if applicable)
Contingent consideration receivable, related party	Discounted Cash Flow Analysis	Maturity Term	1 year
		Market interest rate (1)	14.7%
		Principal amount	$2.25 million

Contingent earn-out receivable, related party	Discounted Cash Flow Analysis	Timing of expected payments (1)	2026-2029
		Discount rate (1)	15.0%
		Future revenue projections (1)	$141.4 million
		Minimum earn-out payment	3% or $5.0 million
		Earn-out term through	December 31, 2028

(1)	Represents significant unobservable input

24

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The estimated fair value of the December 2024 Secured Convertible Notes uses monte carlo simulation trials through a lattice model incorporating Geometric Brownian Motion. The simulations are weighted based on projected future stock prices, the volatility of a set of guideline companies, and significant unobservable inputs. Each simulation is based on the range of inputs in a scenario with the mean of the output on each simulation calculated as an average. In addition to the significant unobservable inputs in the preceding table, the monte carlo simulations include assumptions related to the timing and probability of i) a fundamental transaction and ii) an eligible subsequent placement, both as defined by the December 2024 Secured Convertible Notes.

The Company records certain non-financial assets on a non-recurring basis, including goodwill and in-process R&D. This analysis requires significant judgments, including primarily the estimation of future development costs, the probability of success in various phases of its development programs, potential post-launch cash flows and a risk-adjusted weighted average cost of capital.

6.        Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at:

	December 31,	December 31,
	2024	2023
Prepaid manufacturing expense	$184,951	$100,846
Contract assets	695,041	120,184
Other prepaid expenses and current assets	228,704	316,663
Prepaid software	237,615	161,484
Prepaid insurance	409,347	96,588
Prepaid preclinical and clinical expenses	–	21,264
	$1,755,658	$817,029

7.        Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives ranging generally from three to eight years. Expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment consisted of the following at:

	December 31,	December 31,
	2024	2023
Lab equipment	$13,037,975	$21,203,534
Leasehold improvements	1,335,655	2,827,289
Computers	688,512	850,211
Furniture and fixtures	196,613	277,882
Construction-in-process	57,521	9,414
Total	15,316,276	25,168,330
Accumulated depreciation	(3,000,816)	(7,580,993)
Property and equipment, net	$12,315,460	$17,587,337

Depreciation expense totaled $4.9 million and $4.6 million for the years ended December 31, 2024 and 2023, respectively.

25

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

8.        Goodwill and other intangible assets

The Company performs an annual impairment test at the reporting unit level as of April 1st of each fiscal year or more frequently when an event occurs or circumstances change that indicate the carrying value may not be recoverable.

Elusys Therapeutics Goodwill and Intangible Assets

In connection with the 2022 acquisition of Elusys Therapeutics, Goodwill of $3.3 million and an intangible asset of $8.7 million was allocated to the Elusys Therapeutics reporting unit. The Elusys Therapeutics’ intangible asset relates to the ANTHIM® formulation and was being amortized over its remaining patent life. During the second quarter of 2023, the Company finalized the purchase price allocation for the Elusys Therapeutics acquisition and recorded a measurement period adjustment that increased goodwill by approximately $0.6 million to a balance of $3.9 million.

During the third quarter of 2023, the Company’s activities with regard to the divesture of the Elusys Therapeutics business met the criteria to report as discontinued operations. The Company evaluated its intangible asset and goodwill for impairment under ASC 360, Property, Plant, and Equipmment and ASC 350, Intangibles—Goodwill and Other. As a result, goodwill was fully impaired by $3.9 million and intangible assets were partially impaired by $2.3 million. These impairments resulted in the carrying value of the assets of discontinued operations being less than the fair value and therefore no loss was recognized upon reclassification of the disposal group to discontinued operations. See Note 2.

The following table provides the Company’s goodwill and intangible assets as of December 31, 2023:

		Intangible
	Goodwill	Assets
Balance at December 31, 2022	$3,301,959	$8,669,375
Acquisition fair value adjustment	571,120	–
Impairment	(3,873,079)	(2,277,921)
Amortization	–	(1,091,250)
Reclassified to discontinued operations	–	(5,300,204)
Balance at December 31, 2023	$–	$–

9.        Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following at:

	December 31,	December 31,
	2024	2023
Accrued marketing expenses	$999,996	$1,013,497
Accrued preclinical and clinical trial expenses	364,460	405,792
Compensation and related benefits	298,090	332,641
Other expenses	268,161	313,254
Advance payments received from customers for manufacturing materials	169,758	–
Accrued manufacturing expenses	59,793	97,877
Accrued franchise tax	–	38,800
	$2,160,258	$2,201,861

26

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

10.       Debt

Debt Issued in Connection with Divestiture of Elusys Therapeutics

As a post-closing covenant to the divestiture of Elusys Therapeutics described in Note 2, Elusys Holdings purchased from the Company on January 26, 2024 a convertible promissory note in the aggregate amount of $2,250,000 (the “Original Elusys Convertible Note”), the conversion of which was subject to both Elusys Holdings election and obtaining stockholder approval of the issuance of shares of the Company’s common stock upon such conversion, which stockholder approval was obtained on July 15, 2024. The Original Elusys Convertible Note bore interest at a rate of 1% per annum and was to mature on the one-year anniversary of its issuance. The conversion price was $78.22 (as adjusted for the Reverse Stock Split), which was equal to 110% of the volume weighted average price (VWAP) of the Company’s common stock for the seven trading days prior to December 11, 2023. Based upon such conversion price Elusys Holdings would be issued 29,053 shares of the Company’s common stock upon conversion of the Original Elusys Convertible Note.

On May 1, 2024, the Company issued to Elusys Holdings an amended and restated convertible note (the “Restated Elusys Convertible Note”) in the principal amount of $2,250,000 in exchange for the Original Elusys Convertible Note. The Restated Elusys Convertible Note bears interest at a rate of 1% per annum, matures on September 1, 2025 and will convert into shares of the Company’s common stock at the option of Elusys Holdings only if i) stockholder approval, as may be required by the applicable rules and regulations of the NYSE American related to the issuance of all of the shares of common stock issuable upon conversion of the Restated Elusys Convertible Note, is obtained prior to the maturity date and ii) any required approval of the NYSE American of such share issuance is obtained. The conversion price of the Restated Elusys Convertible Note was equal to 110% of the volume weighted average price (VWAP) of common stock for the seven trading days prior to December 11, 2023 which was $78.22; however, Section 2(b) of the Restated Elusys Convertible Note provided that if the Company consummated a public financing, subject to certain exceptions, within sixty days of May 1, 2024, the conversion price would be adjusted to be 110% of the per share purchase price of the common stock in such public financing (with such adjustment only being made upon the first financing in the event of multiple financings during the foregoing period). Based on the public offering that the Company consummated in May 2024 and described in Note 12, the conversion price of the Restated Elusys Convertible Note was adjusted to $22.00 resulting in the ability to convert the Restated Elusys Convertible Note into up to 103,908 shares of common stock (including the principal amount of $2,250,000 and all accrued interest thereon calculated as of the date of maturity). At the 2024 Annual Meeting, the Company’s stockholders approved the issuance of the shares of common stock issuable upon full conversion of the Restated Elusys Convertible Note.

On May 1, 2024, in connection with the issuance of the Restated Elusys Convertible Note, the Company entered into a Note Purchase Agreement (the “750K Note”) with Elusys Holdings, pursuant to which Elusys Holdings loaned the Company $750,000. On July 30, 2024, the Company entered the Note Amendment. Pursuant to the Note Amendment, the $750K Note was cancelled in exchange for an amendment to the Divestiture Agreement further described in Notes 2 and 3. The Company accounted for the Note Amendment as a debt extinguishment in accordance with ASC 470, Debt, resulting in a loss on extinguishment of debt of $730,000  recognized in the consolidated statements of operations and comprehensive loss.

November 2024 Note

On November 27, 2024, the Company issued a non-convertible promissory note (the “November 2024 Note”) in the principal amount of $225,000 to an institutional investor. The November 2024 Note accrued interest at the rate of 5% per annum and matured on the earliest of: (i) December 15, 2024; (ii) the consummation of a Corporate Event (as such term is defined in the November 2024 Note); or (iii) when, upon or after the occurrence of an event of default under the November 2024 Note. The November 2024 Note was repaid using the proceeds from the December 2024 Offering as further described below.

27

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Convertible Debt with Warrant Offering

On December 6, 2024, the Company entered into a Securities Purchase Agreement (the “December 2024 Purchase Agreement”) with certain institutional investors, pursuant to which it agreed to issue, in a private placement offering (the “December 2024 Offering”), upon the satisfaction of certain conditions specified in the December 2024 Purchase Agreement, 9% senior secured convertible notes (the “December 2024 Secured Convertible Notes”) in the aggregate principal amount of $13,388,889, and warrants (the “December 2024 Common Warrants”) to purchase up to an aggregate amount of 13,388,889  shares of common stock, to the institutional investors for an aggregate purchase price of $12,050,000.

The December 2024 Offering closed on December 6, 2024. The Company received net proceeds from the December 2024 Offering of approximately $3.0 million, net of $8.5 million that it agreed to use to repurchase August 2024 PFWs (see Note 12) held by the institutional investors (the “Repurchased PFWs”), which amount was paid to the institutional investors at the closing of the December 2024 Offering, and approximately $225,000 to redeem the November 2024 Note, including all principal and accrued interest. In connection with the December 2024 Offering, the Company agreed to reimburse the institutional investors for all costs and expenses incurred by them or their affiliates in connection with the transactions contemplated by the December 2024 Purchase Agreement, up to a total amount of $50,000. ThinkEquity acted as placement agent in the December 2024 Offering. In connection with the closing of the December 2024 Offering, the Company paid a placement fee of $285,000 to ThinkEquity, equal to 8% of the net proceeds of the December 2024 Offering paid to the Company, net of the amount used to repurchase the Repurchased PFWs and the amount of the original issue discount.

In connection with the December 2024 Purchase Agreement, the Company, each of the Company’s domestic subsidiaries, and the institutional investors entered into a security agreement, pursuant to which the Company and each of the Company’s domestic subsidiaries granted security interests in substantially all of the Company’s assets to secure the obligations of the Company under the December 2024 Secured Convertible Notes and the December 2024 Purchase Agreement. Each of the Company’s domestic subsidiaries also executed and delivered a subsidiary guarantee, pursuant to which they agreed to guarantee the Company’s obligations under the December 2024 Secured Convertible Notes and act as surety for payment of the December 2024 Secured Convertible Notes.

The December 2024 Secured Convertible Notes mature on the third anniversary of their date of issuance, or December 6, 2027, unless prior thereto there is an event of default, and bear interest at a rate of 9% per annum payable in cash on the first business day of each fiscal quarter beginning January 2, 2025. In connection with any redemption, conversion, or prepayment of the December 2024 Secured Convertible Notes, the institutional investors are entitled to an amount equal to the additional interest that would accrue under the December 2024 Secured Convertible Notes assuming that the original principal remained outstanding through and including the maturity date (the “Make-Whole Amount”), initially $3,615,000. The lenders have not demanded payment, however, as a result of the Company’s failure to satisfy the first two quarterly payments on January 2, 2025 and April 1, 2025, the December 2024 Secured Convertible Notes are presented within current liabilities in the accompanying consolidated balance sheets.

The December 2024 Secured Convertible Notes are convertible, at the option of the holder, at any time, into a number of shares of common stock equal to the principal amount of the December 2024 Secured Convertible Note plus all accrued and unpaid interest at a conversion price initially equal to $0.50, which was adjusted to $0.25 in February 2025 (the “December 2024 Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap (as defined below) and other limitations. The December 2024 Secured Convertible Notes contain customary events of default, including the failure of Jeffrey Wolf to remain as the Company’s Chief Executive Officer, unless an individual reasonably acceptable to the institutional investors has been appointed to replace Mr. Wolf within thirty (30) days of such occurrence, unless the institutional investors extend such deadline for an additional thirty (30) days at their sole discretion. If an event of default occurs, until it is cured, the institutional investors may increase the interest rate applicable to the December 2024 Secured Convertible Note to 15% per annum. If an event of default occurs, the institutional investors may require the Company to redeem (regardless of whether such event of default has been cured) all or any portion of the December 2024 Secured Convertible Notes. Subject to limited exceptions set forth in the December 2024 Secured Convertible Notes, the December 2024 Secured Convertible Notes prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness. The December 2024 Secured Convertible Notes also provide that the Company shall, while the December 2024 Secured Convertible Notes remain outstanding, maintain a net monthly cash burn of not more than $1,800,000, calculated on an average trailing-three-month basis, decreasing by increments of $500,000 every three-months.

28

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The December 2024 Secured Convertible Notes are redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the December 2024 Secured Convertible Notes are outstanding, if the Company enters into a subsequent placement (as such term is defined in the December 2024 Purchase Agreement and which would include this December 2024 Offering), each of the institutional investors shall have the right, in their sole discretion, to require the Company to redeem all, or any portion, of the amount due under their December 2024 Secured Convertible Note in an amount not in excess of the institutional investor’s pro rata amount of 25% of the gross proceeds of such subsequent placement.

The December 2024 Common Warrants expire five years from their date of issuance. The December 2024 Common Warrants are exercisable, at the option of the holder, at any time, for up to an aggregate of 13,388,889 shares of common stock at an exercise price initially equal to $0.50, which was adjusted to $0.25 in February 2025 (the “December 2024 Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events and subject to the Exchange Cap. The adjustment to the December 2024 Exerise Price did not change the number of shares of common stock issuable upon exercise of the December 2024 Common Warrants. The December 2024 Secured Convertible Notes and the December 2024 Common Warrants provide for the December 2024 Conversion Price and the December 2024 Exercise Price, respectively, to be adjusted in various circumstances. The December 2024 Common Warrants provide for cashless exercise under certain circumstances.

The number of shares of common stock that may be issued upon conversion of the December 2024 Secured Convertible Notes and exercise of the December 2024 Common Warrants, and inclusive of any shares issuable under and in respect of the December 2024 Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 865,820 shares, which was 19.99% of the outstanding number of shares of the Company’s common stock as of December 6, 2024, unless the Company obtains approval from its stockholders to issue shares of common stock to the holders upon conversion of the December 2024 Secured Convertible Notes and exercise of the December 2024 Common Warrants in excess of the Exchange Cap, which approval was obtained on January 16, 2025. As a result of the amendment to the December 2024 Secured Convertible Notes, if the December 2024 Secured Convertible Notes were to be fully converted into shares of common stock at the December 2024 Conversion Price of $0.25 currently in effect, assuming no Exchange Cap or any other limitations on conversion, the Company would issue 53,555,556 shares of common stock plus an additional 14,460,000 shares of common stock if interest and the Make-Whole Amount are also converted into shares of common stock. In addition, under the terms of the December 2024 Secured Convertible Notes and the December 2024 Common Warrants, the institutional investors may not convert the December 2024 Secured Convertible Notes or exercise the December 2024 Common Warrants to the extent such conversion or exercise would cause such institutional investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99%, of the Company’s then outstanding common stock following such conversion or exercise. The amendments to the December 2024 Secured Convertible Notes and December 2024 Common Warrants also provide that any conversion and exercise is subject to authorization by NYSE American of a Supplemental Listing Application authorizing the issuance of shares of common stock in excess of 47,396,667 shares of common stock issuable upon conversion of the December 2024 Secured Convertible Notes and December 2024 Common Warrants that were previously authorized by NYSE American at the initial conversion and exercise price of $0.50 (with 13,388,889 shares of Common Stock allocated to exercise of the December 2024 Common Warrants and the remaining shares allocated to conversion of the December 2024 Secured Convertible Notes).

As of December 31, 2024, the carrying and fair values of the Company’s debt were as follows:

	Face	Unamortized	Net	Fair
	Value	Discount	Value	Value
Restated Elusys Convertible Note	$2,250,000	$–	$2,250,000	$1,990,000
December 2024 Secured Convertible Notes	13,388,889	(1,338,889)	12,050,000	14,025,400
Total	$15,638,889	$(1,338,889)	$14,300,000	$16,015,400

See Note 17 for information related to debt-related events occurring subsequent to December 31, 2024.

29

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

11.        Revenue

Product Sales

On September 13, 2023, Elusys Therapeutics completed the manufacturing conversion of 23,732 vials of ANTHIM® with its contract with the US Department of Health and Human Services for the contract amount of $6.7 million which is included in net loss from discontinued operations on the consolidated statements of operations and comprehensive loss.

Refer to Note 2, “Discontinued Operations” of the Notes to Consolidated Financial Statements for additional information.

Grant Revenue

In June 2016, Pelican entered into a cancer research grant contract (“Grant Contract”) with CPRIT, under which CPRIT awarded a grant not to exceed $15.2 million for use in developing cancer treatments by targeting a novel T-cell costimulatory receptor (namely, DR3/TNFRSF25). As described in Note 3, the final $1.5 million was received in April 2023, and as of December 31, 2023, all $15.2 million has been recognized.

The grant was subject to customary CPRIT funding conditions including a matching funds requirement where Pelican matched $0.50 for every $1.00 from CPRIT. Consequently, Pelican provided $7.6 million in matching funds over the life of the project. Upon commercialization of the product, the terms of the grant require Pelican to pay tiered royalties in the low to mid-single digit percentages. Such royalties reduce to less than one percent after a mid-single-digit multiple of the grant funds have been paid to CPRIT in royalties.

License revenue

As described in Note 3, the Company received a milestone payment of $100,000 from Shattuck due to completion of a Phase 1A monotherapy dose escalation clinical trial of SL-172154 in March 2023. On January 29, 2024, the Company entered into the Patent Agreement, assigning its right, title, and interest in and under the exclusive license agreement with Shattuck in exchange for $1.0 million, which was recognized as other income within the accompanying consolidated statements of operations and comprehensive loss.

CDMO revenue

During the years ended December 31, 2024 and 2023, the Company recognized $6.0 million and $6.6 million of CDMO revenue, respectively. For the year ended December 31, 2024, three customers represented 65% of CDMO revenue while two customers represented 86% of CDMO revenue for the year ended December 31, 2023. One customer accounted for 38% and 74% of CDMO revenue for the years ended December 31, 2024 and 2023, respectively. This customer migrated to a larger CDMO for commercial manufacture of their product during 2024.

The following table presents changes in contract liabilities for the years ended December 31, 2024 and 2023:

Contract Liabilities
Balance at December 31, 2022	$1,618,308
Changes to the beginning balance arising from:
Reclassification to revenue as the result of performance obligations satisfied	(6,358,617)
Net change to contract balance recognized since beginning of period due to amounts collected	7,129,750
Balance at December 31, 2023	2,389,441
Changes to the beginning balance arising from:
Reclassification to revenue as the result of performance obligations satisfied	(4,740,132)
Net change to contract balance recognized since beginning of period due to amounts collected	3,816,785
Balance at December 31, 2024	$1,466,094

30

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The timing of revenue recognition, billings and cash collections results in billed accounts receivable and contract liabilities (customer deposits and deferred revenue). Contract liabilities represent customer deposits and deferred revenue billed and/or received in advance of the Company’s fulfillment of performance obligations. Contract liabilities convert to revenue as the Company performs its obligations under the contract.

During the fiscal years ended December 31, 2024 and 2023, the Company recognized revenue of $2.2 million and $1.2 million, respectively, for which the contract liability was recorded in a prior period.

The aggregate amount of transaction price allocated to unsatisfied or partially satisfied performance obligations as of December 31, 2024 totaled $0.8 million and is expected to be recognized as revenue during 2025. Variable consideration excluded from the transaction price and, thus, not reflected in the amount generally relates to promises that leverage the assistance of third parties, such as clinical trials offices, in the fulfillment of the Company’s performance obligations to its customers. These activities are considered promises to transfer distinct goods or services that are part of single performance obligations.

The opening and closing balances of the Company’s accounts receivables are as follows:

Opening on January 1, 2023	$81,456
Closing on December 31, 2023	$375,192
Closing on December 31, 2024	$143,469

12.        Stockholders’ Equity

Authorized Capital

The Company has authorized 10,000,000 shares of Preferred Stock (par value $0.0001) as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, there were no outstanding shares of Preferred Stock.

The Company had 250,000,000 shares of common stock (par value $0.0002) authorized as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, 5,083,268 and 130,979 common stock shares were issued and outstanding, respectively.

At-The-Market-Offering

During 2024, the Company sold 96 shares of common stock under the Common Stock Sales Agreement and the Amended and Restated Common Stock Sales Agreement at an average price of approximately $86.00 per share, raising aggregate net proceeds of approximately $0.01 million, after deducting an aggregate commission up to 3%. During 2023, the Company sold 687 shares of common stock under the Common Stock Sales Agreement, and the Amended and Restated Common Stock Sales Agreement, at an average price of approximately $72.00 per share, raising aggregate net proceeds of approximately $0.05 million, after deducting an aggregate commission up to 3%.

31

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Common Stock with Warrant Offerings

On May 16, 2024, the Company consummated a public offering (the May 2024 Offering”) of 149,100 units (the “May 2024 Units”) and 150,900 pre-funded units (“May 2024 Pre-Funded Units”) for a purchase price of $20.00 per May 2024 Unit and for a purchase price of $20.00 per May 2024 Pre-Funded Unit (inclusive of the $0.04 pre-funded warrant exercise price), resulting in aggregate gross proceeds of approximately $6.0 million, before deducting underwriting discounts and other offering expenses. Each May 2024 Unit consisted of (i) one share of common stock and (ii) one warrant (the “May 2024 Common Warrants”) to purchase one share of common stock (the “May 2024 Common Warrant Shares”), at an exercise price of $24.00 per share (120% of the offering price per Unit). Each May 2024 Pre-Funded Unit consisted of (i) one pre-funded warrant (the “May 2024 PFWs”) to purchase one share of common stock (the “May 2024 PFW Shares”), and (ii) one May 2024 Common Warrant. The May 2024 Offering also granted the underwriter a 45-day option to purchase up to 45,000 shares of common stock, May 2024 Common Warrants, and/or May 2024 PFWs to cover over-allotments. The May 2024 PFWs are immediately exercisable for one share of common stock at an exercise price of $0.04 per share and will remain exercisable until exercised in full. The May 2024 Common Warrants are immediately exercisable for one share of common stock upon issuance for a period of five years following the date of issuance.

Per ASC 815, the May 2024 Common Warrants and May 2024 PFWs met the applicable criteria to qualify for equity classification and the Company applied the relative fair value method to allocate proceeds between the respective warrants and are included in stockholders equity. The fair value of the May 2024 Common Warrants and May 2024 PFWs when issued on May 16, 2024 were $16.00 and $19.96 per share, respectively, using the Black-Scholes option pricing model based on the following assumptions: 1) estimated volatility of 114% based on future stock price; 2) expected term of 5.0 years: 3) annual risk-free interest rate of 4.4%; and 4) expected dividend rate of 0%.

On August 19, 2024, the Company consummated a public offering (the “August 2024 Offering”) of 2,428,000 shares of common stock and 11,947,000 pre-funded warrants to purchase up to 11,947,000 shares of common stock (the “August 2024 PFWs”), including 1,875,000 option pre-funded warrants to purchase up to 1,875,000 shares of common stock (the “August 2024 Option PFWs”) for a purchase price of $1.00 per share of common stock, a purchase price of $0.9998 per August 2024 PFW, and an exercise price of $0.0002 per August 2024 PFW and August 2024 Option PFW resulting in aggregate gross proceeds of approximately $14.4 million, before deducting underwriting discounts and other offering expenses of $1.3 million. Each August 2024 PFW and August 2024 Option PFW is exercisable for one share of common stock. During 2024, 2,162,000 August 2024 PFWs were exercised in exchange for 2,162,000 shares of common stock.

See Note 10 for details of the repurchase of 8,500,000 August 2024 PFWs as well as the December 2024 Common Warrants issued in connection with the December 2024 Secured Convertible Notes.

As of December 31, 2024, the Company had outstanding common stock warrants to purchase 13,688,001 shares of common stock issuable at a weighted average exercise price of $1.01 per share.  The Company also had outstanding pre-funded warrants to purchase 1,285,000 shares of common stock issuable at a weighted average exercise price of $0.0002 per share as of December 31, 2024. As of  December 31, 2023, the Company had no outstanding warrants.

The Company’s common stock warrants allow for potential settlement in cash if certain extraordinary events are effected by the Company, including a 50% or greater change of control in the Company’s common stock. Except in relation to the December 2024 Common Warrants, those events have been deemed to be within the Company’s control. As a result, the Company applies equity treatment for its common stock warrants following the guidance established by ASC Topic 815-40, except for the December 2024 Common Warrants for which the Company applies liability treatment.

32

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Equity Compensation Plans

The Company’s equity compensation plans include four stock incentive plans, a subsidiaries stock incentive plan, and an employee stock purchase plan.

Each of the four stock incentive plans (collectively, the “SIP”) represents a vintage applicable to the year of adoption (2009, 2014, 2017, and 2018). The plans authorize the Compensation Committee of the Board of Directors to grant awards to directors, officers, employees, and independent contractors for a period of ten years after the effective date of the respective vintage. SIP awards may take the form of either incentive or non-qualified stock options, restricted stock, stock appreciation rights, or other stock-based awards.

The Company adopted the Subsidiaries Stock Incentive Plan (the “SSIP”) in 2021 to allow participating subsidiaries to grant awards to directors, officers, employees, and independent contractors of those subsidiaries for a period of ten years. Participating subsidiaries include Skunkworx, Scorpius Biomanufacturing, Abacus, and Blackhawk. Other subsidiaries may adopt the SSIP by resolution of their Board of Directors. SSIP awards may take the form of either incentive or non-qualified stock options, restricted stock, stock appreciation rights, or other stock-based awards. The Reverse Stock Split had no impact on the SSIP, including the number of outstanding shares of common stock and the number of shares of common stock issuable upon exercise of outstanding equity awards applicable to participating subsidiaries.

The Company adopted the Employee Stock Purchase Plan (the “ESPP”) in 2021. Pursuant to the ESPP, eligible employees may contribute up to 10% of compensation, subject to certain limits, to purchase shares of the Company’s common stock at a price equal to 85% of the lesser of the grant date or exercise date market prices. January 1 and July 1 are the first days, and the grant dates, of the two offering periods each year. Of the 2,500 shares of common stock authorized for issuance under the ESPP, 2,129 and 2,129 shares were available for issuance at December 31, 2024 and 2023, respectively.

Accounting for Stock-Based Compensation

The following table summarizes the components of the Company’s stock-based compensation included in net loss:

	For the Years ended
	December 31,
	2024	2023
Employee stock options	$837,881	$1,929,665
Non-employee stock options	188,831	563,415
Employee stock awards	7,006	135,095
Non-employee stock awards	–	101
	$1,033,718	$2,628,276

Stock Options - A stock option granted gives the holder the right, but not the obligation to purchase a certain number of shares at a predetermined exercise price for a specific period of time. The exercise price is determined by the closing stock price on the date of the grant. The Company typically issues options that vest over four years in equal tranches beginning on the first anniversary of the date of grant. Under the terms of the SIP and SSIP, the contractual life of the option grants may not exceed ten years. No stock options were granted during 2024 or 2023.

33

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The following table summarizes stock option activity during the years ended December 31, 2024 and 2023:

		Weighted		Weighted
		Average	Aggregate	Average
		Exercise	Intrinsic	Remaining
	Shares	Price	Value	Contractual Life
Stock options outstanding at December 31, 2022	66,515	$374.98	$16,842
Expired	(987)	1,249.50
Forfeited	(1,968)	573.65
Stock options outstanding at December 31, 2023	63,560	$355.25	$9,052
Expired	(1,053)	1,541.96
Forfeited	(191)	479.77
Stock options outstanding and expected to vest at December 31, 2024	62,316	$334.82	$6,737	6.9 Years
Stock options exercisable at December 31, 2024	57,750	$341.03	$6,737	6.8 Years

Unrecognized compensation expense related to unvested stock options was $0.9 million as of December 31, 2024, which is expected to be recognized over a weighted-average period of 0.5 years and will be adjusted for forfeitures as they occur.

Restricted Stock - A restricted stock award is an issuance of shares that cannot be sold or transferred by the recipient until the vesting period lapses. Restricted stock issued to members of the Company’s Board of Directors and Executives vest 50% on the grant date, 30% on the first anniversary and 10% each anniversary thereafter. The grant date fair value of the restricted stock is equal to the closing market price of the Company’s common stock on the date of grant.

The following table summarizes the restricted stock activity during the year ended December 31, 2023. There was no activity during the year ended December 31, 2024.

		Weighted
		Average
	Shares	Fair Value
Restricted stock at December 31, 2022	170	$644.00
Vested	(170)	644.00
Restricted stock at December 31, 2023	–	$–

The aggregate fair value of awards that vested during the year ended December 31, 2023 was $0.1 million.

Restricted Stock Units – Restricted Stock Units (“RSUs”) are not actual shares, but rather a right to receive shares in the future. The shares are not issued and the employee cannot sell or transfer shares prior to vesting and has no voting rights until the RSUs vest. The employees’ time-based RSUs will result in the delivery of shares in pro-rata increments commencing on the award date. The grant date fair value of the RSUs is equal to the closing market price of the Company’s common stock on the grant date. The Company recognizes the grant date fair value of RSUs of shares it expects to issue as compensation expense ratably over the requisite service period.

34

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The following table summarizes the RSU activity during the years ended December 31, 2024 and 2023.

		Weighted
		Average
	Shares	Fair Value
RSUs at December 31, 2022	–	$–
Granted	1,800	236.00
Vested	(550)	236.00
RSUs at December 31, 2023	1,250	236.00
Vested	(50)	236.00
Cancelled	(1,200)	236.00
RSUs at December 31, 2024	–	$–

13.        Income Tax

The components of income tax benefit consisted of the following for the years ended December 31, 2024 and 2023:

	2024	2023
Current Benefit:
Federal	$–	$–
State	–	–
Foreign	–	–
	–	–
Deferred Benefit:
Federal	–	(521,420)
State	–	(49,700)
Foreign	–	–
Total	$–	$(571,120)

The differences between the company’s income tax benefit and the benefit computed at the 21% United States statutory income tax rate were as follows:

	2024	2023
Federal income tax benefit at statutory rate:	$(7,208,800)	$(8,620,900)
Increase (reduction) in income tax resulting from:
State income tax, net of federal benefit	(52,400)	(8,900)
Foreign tax rate differential	(7,100)	(2,200)
Nondeductible expenses	(102,400)	57,200
Stock based compensation	123,000	351,500
Change in state tax rate	(48,500)	358,000
Section 382 adjustment to tax attributes	5,155,400	–
Change in valuation allowance	1,452,900	8,159,000
Prior Period True-Ups	689,500	(288,400)
Other	(1,600)	(5,300)
Purchase Accounting Adjustment	–	(571,120)

Income tax benefit	$–	$(571,120)

35

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The tax effects of temporary differences and operating loss carryforwards that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows at December 31, 2024 and 2023:

	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$31,759,300	$28,914,050
R&D credit carryforwards	408,500	3,830,306
Stock based compensation	2,850,300	2,799,908
Lease liability	2,651,200	2,951,877
Deferred revenue	–	6,307
Capitalized Section 174 R&D costs	8,025,800	7,481,832
Net unrealized built-in losses (NUBIL) - Section 382	1,175,900	–
Other	378,500	319,826
Unrealized gains/losses	6,800	507,547

Deferred tax assets	47,256,300	46,811,653

Deferred tax liabilities:
Property, plant and equipment, primarily due to differences in depreciation	(665,200)	(738,290)
Right-of-use lease assets	(4,659,300)	(5,573,944)

Deferred tax liabilities	(5,324,500)	(6,312,234)

Valuation allowance	(41,931,800)	(40,499,419)

Net deferred tax assets (liabilities)	$–	$–

At December 31, 2024 and December 31, 2023, the Company evaluated all significant available positive and negative evidence, including the existence of losses in recent years and management’s forecast of future taxable income, and, as a result, determined it was more likely than not that federal, foreign, and state deferred tax assets, including benefits related to net operating loss carryforwards, would not be realized. Accordingly, the deferred tax assets have been fully offset by a valuation allowance of $41.9 milion and $40.5 million as of December 31, 2024 and 2023, respectively.

As of December 31, 2024, and 2023, the Company’s U.S. federal net operating loss (“NOL”) carryforwards were approximately $218.8 million and $197.0 million, respectively. However, due to Section 382 limitations, only $150.1 million of the NOLs are available to offset future taxable income. The entire $150.1 million of available federal net operating loss carryforwards were incurred after December 31, 2017 and therefore, will not expire. As of December 31, 2024, and 2023, the Company had state NOL carryforwards of approximately $125.6 million and $126.5 million, respectively. Due to Section 382 limitations, only $5.3 million of the state NOLs are available to offset future taxable income. The state net operating losses that are available to offset future taxable income begin to expire in 2039 if not utilized.

36

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

The Company’s ability to utilize its NOL and research and development (R&D) credit carryforwards may be substantially limited due to ownership changes that have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups. The Company completed a Section 382 study during 2024, and it was determined that the Company has experienced one ownership change of over 50% since 2020, the year of the last 50 percent or greater ownership change. The 2024 ownership change occurred on August 19, 2024. Going forward, the utilization of loss carryforwards and tax credits generated before August 19, 2024 will be subject to an annual limitation. As a result of the ownership changes and limitations, $68.8 million of federal NOLs and $6.4 million of federal R&D credits will expire unutilized.

The Company has evaluated its tax positions to consider whether it has any unrecognized tax benefits. As of December 31, 2024, the Company had no unrecognized tax benefits. The Company does not anticipate a significant change in total unrecognized tax benefits or the Company’s effective tax rate due to the settlement of audits or the expiration of statutes of limitations within the next twelve months.

The following is a tabular reconciliation of the Company’s change in gross unrecognized tax positions during the years ended December 31, 2024 and 2023:

	2024	2023
Beginning balance	$–	$–
Gross increases for tax positions related to the acquisition of Elusys Therapeutics	–	1,480,974
Divestiture of equity interests in ElusysTherapeutics	–	(1,480,974)
Ending balance	$–	$–

The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of December 31, 2024 and 2023 that would impact the effective tax rate if recognized, and as such, no interest or penalties were recorded to income tax expense.

The Company has analyzed its filing positions in all significant federal, state, and foreign jurisdictions where it is required to file income tax returns, as well as open tax years in these jurisdictions. With few exceptions, the Company is no longer subject to United States Federal, state, and local tax examinations by tax authorities for years before 2021, although carryforward attributes that were generated prior to 2021 may still be adjusted upon examination by the taxing authorities if they either have been or will be used in a future period. No income tax returns are currently under examination by taxing authorities.

14.       Segment Information

The Company’s chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer.

The CODM views its operations and manages its business as one operating segment, focused on contract development and manufacturing. The segment-level financial statement information is the same as the financial information presented in the statement of operations and comprehensive loss. The CODM assesses performance for the segment and decides how to allocate resources based on revenue and net loss as reported on the Statement of Operations, after taking into account the Company’s strategic priorities, its cash balance and its expected use of cash. Segment revenue is primarily derived from process development to Current Good Manufacturing Practices clinical and commercial manufacturing of biologics for the biotechnology and biopharmaceutical industries. The measure of segment assets is reported on the balance sheet as total assets.

37

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

15.       Leases

The Company accounts for its leases under ASC 842, Leases. The Company has determined that its leases for office and laboratory space without optional terms or variable components are operating leases.

The Company conducts its operations from leased facilities in Morrisville, North Carolina; San Antonio, Texas; and North Brunswick, New Jersey. The North Carolina lease will expire in 2030 and the Texas lease will expire in 2038. The leases are for general office space, manufacturing space, and lab space and require the Company to pay property taxes, insurance, common area expenses and maintenance costs. The New Jersey lease for lab space was amended in July 2024 to reduce the square footage to 1,425 for monthly rent of $4,022 exclusive of utilities. The New Jersey lease is set to expire in July 2025 and allows cancellation with thirty days written notice.

In June 2021, the Company entered into a lease agreement with Durham KTP Tech 7, LLC, to lease a 15,996 square foot facility in Morrisville, North Carolina to expand its research and development activities. The lease has a term of eight years following the commencement date and provides the Company the option to extend the lease term for one five year term, however option to extend was not included in the ROU asset and liability. It is subject to fixed rate escalation increases and also provides up to $2.4 million for tenant improvements. The Company, upon commencement, recorded an operating lease right-of-use asset of $5.6 million and lease liability of $3.2 million for this lease in the accompanying consolidated balance sheets.

In October 2021, Scorpius Bio entered into a lease agreement with Merchants Ice II, LLC to lease a 20,144 square foot facility in San Antonio, TX for general office, laboratory, research, analytical, and/or biomanufacturing purposes. Merchants Ice II, LLC is a nonprofit entity investing in the building with the intention to encourage development of emerging technologies. As a result, investments made by both Merchants Ice II, LLC and Scorpius Bio into the building may qualify and share tax credits under the New Market Tax Credit (“NMTC”) program. Scorpius Bio agreed that all investments and expenditures qualifying under the NMTC (i.e., certain equipment and building improvements) would be purchased by Merchants Ice II, LLC to generate the largest possible tax incentive and Scorpius Bio would reimburse Merchants Ice II, LLC for these payments. The lease officially commenced on September 15, 2022. As of December 31, 2022, Scorpius Bio had reimbursed Merchants Ice II, LLC $24.3 million. Based on ASC 842, Scorpius Bio has capitalized $13.2 million of the reimbursements as lab equipment, expensed $0.9 million as supplies and facilities, and $10.2 million has been included in the finance lease right-of-use asset. In 2023, additional NMTC tax credit payments totalling $3.1 million were received which resulted in a lease modification. The ROU asset and liability were adjusted to reflect the impacts of the modification. The lease has a term of fifteen years following the commencement date and provides Scorpius Bio the option to extend the lease term for one fifteen-year term, and one subsequent ten year term upon expiration of the first extended term. These options to extend were not included in the ROU asset and lease liability. It is subject to fixed rate escalation increases and also provides up to $2.4 million for tenant improvements. Scorpius Bio upon commencement, recorded a finance lease right-of-use asset of $15.1 million and lease liability of $5.1 million for this lease in the accompanying consolidated balance sheets.

In December 2022, Scorpius Bio entered into a lease agreement with TPB Merchants Ice LLC to lease a 8,042 square foot facility in San Antonio, TX for general office, laboratory, and/or biomanufacturing purposes. The lease has a term of fifteen years following the commencement date and provides the Scorpius Bio the option to extend the lease term for one ten year term, however option to extend was not included in the ROU asset and liability. It is subject to fixed rate escalation increases and provided up to $0.5 million for tenant improvements. The lease commenced in May 2023 and Scorpius Bio recorded a finance lease right-of-use asset of $7.8 million and lease liability of $2.3 million for this lease in the accompanying consolidated balance sheets.

In December 2023, Scorpius Bio entered into a lease agreement with EastGroup Properties, L.P. to lease a 22,262 square foot facility in San Antonio, TX for general office and warehouse purposes. The lease has a term of five years following the commencement date. It is subject to fixed rate escalation increases and provided up to $0.1 million for tenant improvements. Scorpius Bio recorded a operating lease right-of-use asset of $0.9 million and lease liability of $1.0 million for this lease in the accompanying consolidated balance sheets.

38

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Total cash paid for operating leases during the years ended December 31, 2024 and 2023 was $0.9 million and $0.8 million and is included within cash flows from operating activities within the consolidated statements of cash flows.

The Company leases furniture and specialized lab equipment under finance leases. The related ROU assets are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the asset. For the year ended December 31, 2023, additional finance equipment leases commenced and right-of-use assets of $2.2 million were recorded, and modifications to finance equipment leases were obtained totalling $0.07 million. Both are included within the supplemental disclosure for cash flow within the consolidated statements of cash flows.

The Company’s lease cost reflected in selling, general, and administrative of the statements of operations and comprehensive loss is as follows:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Operating lease cost	$1,235,695	$1,239,539
Finance lease cost
Amortization of lease assets	2,258,012	1,816,463
Interest on lease liabilities	949,423	776,838
Total finance lease cost	$3,207,435	$2,593,301

The weighted average remaining lease term and incremental borrowing rate as of December 31, 2024 and 2023 were as follows:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Weighted average remaining lease term
Operating leases	5.8 years	6.2 years
Finance leases	11.0 years	11.2 years
Weighted average incremental borrowing rate
Operating leases	9.79%	9.67%
Finance leases	10.12%	10.11%

Maturities of operating and finance lease liabilities as of December 31, 2024 were as follows:

	Operating Leases	Finance Leases	Total
2025	$800,202	$1,765,385	$2,565,587
2026	826,748	1,679,279	2,506,027
2027	854,030	902,127	1,756,157
2028	882,343	931,290	1,813,633
2029	650,863	961,311	1,612,174
2030	532,650	1,068,169	1,600,819
2031	–	1,094,135	1,094,135
Thereafter	–	7,183,957	7,183,957
Total minimum lease payments	4,546,836	15,585,653	20,132,489
Less: imputed interest	(1,035,707)	(6,563,606)	(7,599,313)
Present value of lease liabilities	$3,511,129	$9,022,047	$12,533,176

See Note 17 for information related to lease-related events occurring subsequent to December 31, 2024.

39

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

16.        Net Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the periods. Fully diluted net loss per common share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the periods. Common equivalent shares consist of stock options, restricted stock units, and warrants that are computed using the treasury stock method. As the Company’s pre-funded warrants are issuable for little to no consideration and do not contain any conditions that must be satisfied for the holder to receive the shares, pre-funded warrants are included in the computation of basic and diluted net loss per share.

For the years ended December 31, 2024 and 2023, all of the Company’s common stock options, unvested restricted stock units and warrants are anti-dilutive and therefore have been excluded from the diluted net loss per common share calculation.

The following table reconciles net loss to net loss attributable to the Company:

	For the Year Ended
	December 31,
	2024	2023
Net loss from continuing operations	$(34,327,788)	$(41,762,479)
Net loss from discontinued operations	–	(5,070,707)
Net loss	(34,327,788)	(46,833,186)
Net loss - non-controlling interest	(1,519,945)	(1,616,018)
Net loss attributable to Scorpius Holdings, Inc.	$(32,807,843)	$(45,217,168)

Weighted-average common shares outstanding, basic and diluted
Common shares	2,045,278	130,120
Pre-funded warrants	470,464	–
Weighted-average common shares outstanding, basic and diluted	2,515,742	130,120

Net loss per share, basic and diluted - continuing operations	$(13.04)	$(308.53)
Net loss per share, basic and diluted - discontinued operations	–	(38.97)
Net loss per common share attributable to Scorpius Holdings, Inc., basic and diluted	$(13.04)	$(347.50)

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	For the Year Ended
	2024	2023
Outstanding stock options	62,316	63,560
Restricted stock subject to forfeiture and restricted stock units	–	1,250
Outstanding common stock warrants	13,688,001	–

40

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

17.        Subsequent Events

On January 30, 2025, the Company issued a non-convertible promissory note (the “January 2025 Note”) in the principal amount of $600,000 to an institutional investor. The January 2025 Note accrues interest at the rate of 5.0% per annum and matures on the earlier of: (i) March 31, 2025; (ii) the consummation of a Corporate Event (as such term is defined in the January 2025 Note); or (iii) when, upon or after the occurrence of an event of default under the January 2025 Note. All payments upon maturity, redemption or prepayment of the January 2025 Note shall include, together with all other amounts of principal and/or interest, a premium payment equal to 5% of the principal amount of the January 2025 Note. The January 2025 Note contains customary events of default, including if the Company or any of its subsidiaries, individually or in the aggregate, fails to pay indebtedness in excess of $150,000 due to any third party, subject to certain exceptions, or if an event of default occurs under any other outstanding promissory note. If at any time the January 2025 Note is outstanding the Company consummates a subsequent Financing (as such term is defined in the January 2025 Note), the holder shall have the right, it its sole discretion, to require that the Company redeems the entire outstanding balance of the January 2025 Note, together with all accrued interest thereon, using up to 100% of the gross proceeds of such Financing.

On February 12, 2025, the Company issued a non-convertible promissory note (the “First February 2025 Note”) in the principal amount of $1,000,000 to an institutional investor. The First February 2025 Note accrues interest at the rate of 5.0% per annum and matures on the earlier of: (i) April 30, 2025; (ii) the consummation of a Corporate Event (as such term is defined in the First February 2025 Note); or (iii) when, upon or after the occurrence of an event of default under the First February 2025 Note. All payments upon maturity, redemption or prepayment of the First February 2025 Note shall include, together with all other amounts of principal and/or interest, a premium payment equal to 5% of the principal amount of the First February 2025 Note. The First February 2025 Note contains customary events of default, including if the Company or any of its subsidiaries, individually or in the aggregate, fails to pay indebtedness in excess of $150,000 due to any third party, subject to certain exceptions, or if an event of default occurs under any other outstanding promissory note. If at any time the First February 2025 Note is outstanding the Company consummates a subsequent Financing (as such term is defined in the First February 2025 Note), the holder shall have the right, it its sole discretion, to require that the Company redeems the entire outstanding balance of the First February 2025 Note, together with all accrued interest thereon, using up to 100% of the gross proceeds of such Financing.

On February 26, 2025, the Company issued a non-convertible promissory note (the “Second February 2025 Note”) in the principal amount of $600,000 to an institutional investor. The Second February 2025 Note accrues interest at the rate of 5.0% per annum and matures on the earlier of: (i) May 15, 2025; (ii) the consummation of a Corporate Event (as such term is defined in the February 2025 Note); or (iii) when, upon or after the occurrence of an event of default under the Second February 2025 Note. All payments upon maturity, redemption or prepayment of the Second February 2025 Note shall include, together with all other amounts of principal and/or interest, a premium payment equal to 5% of the principal amount of the Second February 2025 Note. The Second February 2025 Note contains customary events of default, including if the Company or any of its subsidiaries, individually or in the aggregate, fails to pay indebtedness in excess of $150,000 due to any third party, subject to certain exceptions, or if an event of default occurs under any other outstanding promissory note. If at any time the Second February 2025 Note is outstanding the Company consummates a subsequent Financing (as such term is defined in the Second February 2025 Note), the holder shall have the right, it its sole discretion, to require that the Company redeems the entire outstanding balance of the Second February 2025 Note, together with all accrued interest thereon, using up to 100% of the gross proceeds of such Financing.

On March 7, 2025, the Company entered into an Assignment and Assumption of Lease (the “Lease Assignment”) with a third party assignee and the landlord pursuant to which the Company assigned all of its rights and obligations under its lease, dated June 21, 2021, as amended, for its former principal offices in Morrisville, North Carolina. In connection with the Lease Assignment, the Company paid fees of $224,651 to its broker, $55,720 to the landlord for March 2025 rent due under the lease, and sold certain furniture, fixtures and equipment on the leased premises to the assignee for $55,720. In connection with the Lease Assignment, the Company derecognized the related operating lease right-of-use asset and operating lease liability and recognized a loss of $1,600,531.

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SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

On March 12, 2025, the Company entered into a Second Amendment to Asset and Equity Interests Purchase Agreement (the “Second Amendment to Divestiture Agreement”) with Elusys Holdings. Pursuant to the Second Amendment to Divestiture Agreement, the $2.5 million cash payment required to be made pursuant to the Note Amendment was eliminated in exchange for the payment by Elusys Holdings of $550,000 in cash, which amount was paid to the Company on March 12, 2025.

On March 24, 2025, the Company received a notice of lease termination, effective immediately, from TPB Merchants Ice LLC, a Texas limited liability company (the “Lessor”), the lessor of our principal manufacturing space (the “Premises”) at 1305 E. Houston Street, Building 2, in San Antonio, Texas, terminating that certain Lease dated December 31, 2022, between Lessor and the Company for the Premises. The Company is currently in negotiations with the Lessor to enter into a license to occupy and use the Premises.

On April 10, 2025, the Company issued a non-convertible promissory note (the “April 2025 Note”) in the principal amount of Four Hundred Fifty Thousand Dollars ($450,000) to an institutional investor. The April 2025 Note accrues interest at the rate of 5.0% per annum and matures on the earlier of: (i) May 15, 2025; (ii) the consummation of a Corporate Event (as such term is defined in the Note); or (iii) when, upon or after the occurrence of an event of default under the Note. All payments upon maturity, redemption or prepayment of the April 2025 Note shall include, together with all other amounts of principal and/or interest, a premium payment equal to 5% of the principal amount of the April 2025 Note.

The April 2025 Note contains customary events of default, including if the Company or any of its subsidiaries, individually or in the aggregate, fails to pay indebtedness in excess of $150,000 due to any third party, subject to certain exceptions, or if an event of default occurs under any other outstanding promissory note. If at any time the April 2025 Note is outstanding the Company consummates a subsequent Financing (as such term is defined in the April 2025 Note), the holder shall have the right, it its sole discretion, to require that the Company redeem the entire outstanding balance of the April 2025 Note, together with all accrued interest thereon, using up to 100% of the gross proceeds of such Financing.

On April 16, 2025, the Company received a notice from the NYSE Regulation stating that the Company is not in compliance with the continued listing standards of the NYSE American LLC under the timely filing criteria included in Section 1007 of the NYSE American Company Guide because the Company failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2024, which was due to be filed with the Securities and Exchange Commission no later than April 15, 2025. The Company believes that the filing of its Annual Report on Form 10-K for the year ended December 31, 2024 will satisfy the late filing notification; however, it will not satisfy other deficiencies.

On April 21, 2025, the Company received notice from the NYSE Regulation that it had suspended trading of the Company’s common stock and determined to commence proceedings to delist the common stock from the NYSE American as a result of its determination that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the common stock. Although the Company had the right to a review of the staff’s determination to delist the common stock by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the NYSE American, the Company did not request a review of the staff’s determination or appeal this determination and expects that its shares of common stock will be delisted from trading on the NYSE American in the next few days..

As of April 28, 2025, the Company received $1,942,650, net of fees of $7,550, from investors from the first tranche of a private placement offering in consideration of the issuance to be made to such investors of an aggregate of 48,755,000 shares of its common stock. The investments were made pursuant to a securities purchase agreement which contained customary representations, warranties and agreements by the Company and the investors and customary conditions to closing.

42

SCORPIUS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(CONTINUED)

Subsequent to December 31, 2024, 6,019,444 shares of the Company’s common stock were issued in connection with conversions of the December 2024 Secured Convertible Notes at conversion prices of $0.50 and $0.25 per share as reflected in the following table. As described in Note 10, the December 2024 Conversion Price was adjusted from $0.50 per share to $0.25 per share in February 2025.

			Make-
	Principal	Interest	Whole	Total	Shares
$0.50 conversion price	$833,042	$10,049	$165,345	$1,008,436	2,016,871
$0.25 conversion price	899,659	7,347	93,637	1,000,643	4,002,573
Total	$1,732,701	$17,396	$258,982	$2,009,079	6,019,444

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